Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

SECOND QUARTER 2009 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended June 30, 2009.

The results of operations presented in this release include TPGI’s results of operations for the three months ended June 30, 2009 and 2008. The consolidated net loss for the three months ended June 30, 2009 was $(2,746,000) or $(0.11) per share compared to consolidated net income of $4,948,000 or $0.14 per share for the three months ended June 30, 2008. The consolidated net loss for the six months ended June 30, 2009 was $(2,920,000) or $(0.12) per share compared to consolidated net income of $5,167,000 or $0.09 per share for the six months ended June 30, 2008.

After tax cash flow (a non-GAAP financial measure) for the three months ended June 30, 2009 was $2,828,000 or $0.11 per share compared to after tax cash flow of $11,955,000 or $0.50 per share for the three months ended June 30, 2008. After tax cash flow for the six months ended June 30, 2009 was $8,209,000 or $0.33 per share compared to after tax cash flow of $18,399,000 or $0.78 per share for the six months ended June 30, 2008. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: noncontrolling interests, income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and adjustments to reflect the fair market value of rent. ATCF is further described in note (c) to the financial statements below.

The decrease in our ATCF is largely attributable to:

•

Lower revenue resulting from the expiration of 375,000 square feet of the Conrail lease at Two Commerce Square. Two thirds of this space is currently leased at market rates (which are lower than the rates paid by Conrail at expiration) and one third of the space is currently vacant;

•

Higher interest expense, primarily at the Murano condominium project, where interest is being expensed in 2009 because we have completed construction of the project but was capitalized during the first half of 2008; and

•	Lower revenue resulting from a reduction in sales volume of Murano condominium units.

Commenting on TPGI’s activities during the quarter, Jim Thomas, Chairman & CEO said, “While the adverse economic conditions continue, TPGI has accomplished a number of achievements in the past quarter, including:

•

Initiated an accelerated marketing program at Murano that culminated in the sale of 40 condominium units on June 27, and has added momentum to the sales program resulting in the sale of an additional eight units thereafter, the gains from which will be recognized in the third quarter of 2009 as the transactions close. The net proceeds from these sales are expected to be applied against the construction loan balance, reducing that obligation to approximately $46.4 million; and

•

Increased our ownership interest in City National Plaza (CNP) from 21.25% to 25% through the redemption of a minority partner’s interest based on a $725 million value for CNP. Our share of the redemption price is $4.95 million payable in July 2012 pursuant to a note bearing interest at 5.75% annually. This redemption eliminated the minority partner’s right to “put” its interest to TPG/CalSTRS at fair market value and also eliminated its right of approval of any sale or financing of CNP; and

•	Leased 33,000 square feet (one-sixth of the total space) of the recently completed Four Points Centre office complex in northwest Austin, even though the project is in a highly overbuilt area.”

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Thursday, August 6, 2009 at 10:00 a.m. Pacific Time. To participate in the call, dial (800) 901-5259 and (617) 786-4514 internationally, and provide confirmation code 85059976.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through August 26, 2009, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 42023880. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Influence Future Results of Operations” in our Form 10-K for the year ended December 31, 2008, which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Rental	$7,707	$8,002	$15,114	$15,835
Tenant reimbursements	5,634	7,270	11,585	14,125
Parking and other	836	862	1,585	1,822
Investment advisory, management, leasing and development services	2,912	2,063	4,536	3,771
Investment advisory, management, leasing and development services - unconsolidated real estate entities	3,940	5,107	7,841	9,426
Reimbursement of property personnel costs	1,175	1,462	2,788	3,418
Condominium sales	—	76,136	—	76,136

Total revenues	22,204	100,902	43,449	124,533

Expenses:
Property operating and maintenance	6,371	6,851	12,503	12,859
Real estate taxes	1,710	1,576	3,484	3,176
Investment advisory, management, leasing and development services	2,930	5,151	5,839	8,378
Reimbursable property personnel costs	1,175	1,462	2,788	3,418
Cost of condominium sales	—	59,115	—	59,115
Rent – unconsolidated real estate entities	93	61	166	126
Interest	6,827	3,860	13,628	7,937
Depreciation and amortization	3,172	2,779	6,365	5,550
General and administrative	3,844	5,285	8,207	9,382

Total expenses	26,122	86,140	52,980	109,941

Gain on sale of real estate	—	1,099	—	3,618
Gain from early extinguishment of debt	—	255	509	255
Interest income	113	691	253	1,754
Equity in net (loss) income of unconsolidated real estate entities	(580)	(2,575)	2,508	(5,140)

(Loss) income before provision for income taxes and noncontrolling interests	(4,385)	14,232	(6,261)	15,079
Provision for income taxes	(453)	(3,732)	(238)	(4,054)

Net (loss) income	(4,838)	10,500	(6,499)	11,025
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	1,232	(5,511)	1,450	(5,858)
Partners in consolidated real estate entities	860	(41)	2,129	—

	2,092	(5,552)	3,579	(5,858)

TPGI share of net (loss) income	$(2,746)	$4,948	$(2,920)	$5,167

(Loss) income per share-basic	$(0.11)	$0.14	$(0.12)	$0.09
(Loss) income per share-diluted	$(0.11)	$0.14	$(0.12)	$0.09
Weighted average common shares-basic	24,889,637	24,522,093	24,860,936	24,522,093
Weighted average common shares-diluted	24,889,637	24,522,093	24,860,936	24,522,093
Reconciliation of net (loss) income to EBDT(a):
Net (loss) income	$(2,746)	$4,948	$(2,920)	$5,167
Adjustments:
Income tax provision	453	3,732	238	4,054
Noncontrolling interests – unitholders in the Operating Partnership	(1,232)	5,552	(1,450)	5,858
Depreciation and amortization	3,172	2,779	6,365	5,550
Amortization of loan costs	85	78	170	159
Unconsolidated real estate entities:
Depreciation and amortization	4,756	4,969	9,828	10,087
Amortization of loan costs	178	547	492	843

Earnings before depreciation, amortization and taxes (b)	$4,666	$22,605	$12,723	$31,718

TPGI share of EBDT (b)	$3,100	$11,279	$8,258	$16,884

EBDT per share - basic	$0.12	$0.48	$0.33	$0.71

EBDT per share - diluted	$0.12	$0.48	$0.33	$0.71

Reconciliation of net (loss) income to ATCF(c):
Net (loss) income	$(2,746)	$4,948	$(2,920)	$5,167
Adjustments:
Income tax provision	453	3,732	238	4,054
Noncontrolling interests – unitholders in the Operating Partnership	(1,232)	5,552	(1,450)	5,858
Depreciation and amortization	3,172	2,779	6,365	5,550
Amortization of loan costs	85	78	170	159
Non-cash compensation expense	665	862	1,603	1,609
Straight-line rent adjustments	(173)	1,183	81	2,948
Adjustments to reflect the fair market value of rent	20	(48)	28	(58)
Unconsolidated real estate entities:
Depreciation and amortization	4,756	4,969	9,828	10,087
Amortization of loan costs	178	547	492	843
Straight-line rent adjustments	(528)	(470)	(985)	(1,332)
Adjustments to reflect the fair market value of rent	(343)	(420)	(710)	(689)

ATCF before income taxes	$4,307	$23,712	$12,740	$34,196

TPGI share of ATCF before income taxes (b)	$2,871	$14,467	$8,269	$20,911
TPGI income tax expense-current	(43)	(2,512)	(60)	(2,512)

TPGI share of ATCF	$2,828	$11,955	$8,209	$18,399

ATCF per share - basic	$0.11	$0.50	$0.33	$0.78

ATCF per share - diluted	$0.11	$0.50	$0.33	$0.78

Weighted average common shares-basic	24,889,637	23,678,260	24,860,936	23,670,418
Weighted average common shares-diluted	24,889,637	23,678,260	24,860,936	23,670,418

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 64.65% and 64.90% for the three and six months ended June 30, 2009 and 61.01% and 61.15% for the three and six months ended June 30, 2008, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	December 31, 2008
	(unaudited)	(revised) (1)
ASSETS
Investments in real estate:
Operating properties, net	$278,070	$274,784
Land improvements – development properties	97,894	100,886
Construction in progress	—	1,274

	375,964	376,944

Condominium units held for sale	104,445	101,112
Real estate held for sale	609	609
Investments in unconsolidated real estate entities	35,551	29,098
Cash and cash equivalents, unrestricted	54,487	69,023
Restricted cash	12,975	16,665
Rents and other receivables, net	4,917	4,452
Receivables from condominium sales contracts, net	3,250	10,485
Receivables from unconsolidated real estate entities	2,329	4,701
Deferred rents	11,036	10,604
Deferred leasing and loan costs, net	15,308	15,018
Other assets, net	24,293	21,724

Total assets	$645,164	$660,435

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$255,341	$255,579
Other secured loans	133,220	128,466
Unsecured loan	—	3,900
Accounts payable and other liabilities, net	35,055	46,567
Dividends and distributions payable	500	2,377
Prepaid rent	898	2,819

Total liabilities	425,014	439,708

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of June 30, 2009 and December 31, 2008, respectively	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 25,693,354 and 23,853,904 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	257	238
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 and 14,496,666 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	138	145
Additional paid-in capital	170,290	158,341
Retained deficit and dividends	(30,481)	(26,980)

Total stockholders’ equity	140,204	131,744
Noncontrolling interests:
Unitholders in the Operating Partnership	77,764	85,210
Partners in consolidated real estate entities	2,182	3,773

Total equity	220,150	220,727

Total liabilities and equity	$645,164	$660,435

(1)	On January 1, 2009, the Company adopted SFAS 160, which clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Noncontrolling interests on our consolidated balance sheets relate to the partnership units in the Operating Partnership as well as interests held by unaffiliated partners in our Murano project and the Green Fund that are not owned by the Company. SFAS 160 was required to be applied prospectively after adoption, with the exception of the presentation and disclosure requirements, which were applied retrospectively for all periods presented. Therefore, the amount formerly presented as minority interest is now presented as noncontrolling interest in the equity section in the balance sheet.

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900